UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2024

AGENUS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29089	06-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Forbes Road
Lexington, Massachusetts		02421
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 781 674-4400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AGEN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

In May 2021, we entered into a License, Development and Commercialization Agreement with Bristol Myers Squibb (“BMS” and the “BMS License Agreement”) pursuant to which we granted BMS an exclusive license to develop, manufacture and commercialize our proprietary TIGIT bispecific antibody program AGEN1777. Pursuant to the BMS License Agreement, we received a non-refundable upfront cash payment of $200 million. In addition to this $200 million upfront cash payment, BMS has made subsequent milestone payments of $20 million in December 2021, triggered by dosing of a first patient in a Phase 1 study, and $25 million in January 2024, triggered by dosing of a first patient in a Phase 2 study.

On July 30, 2024, we received notice from BMS that, as part of a broader strategic realignment of their development pipeline which involves other licensed products, it is returning AGEN1777 back to Agenus and voluntarily terminating the BMS License Agreement, effective as of January 26, 2025.

When AGEN1777 was initially licensed to BMS, it had no clinical data. Since then, significant safety data has been generated in early clinical trials with indications of clinical activity. We intend to explore further development and/or relicensing of this molecule, including potential combinations with our portfolio of synergistic immuno-oncology agents.

Under the terms of the BMS License Agreement, BMS has granted us, effective as of January 26, 2025 an exclusive, royalty-free and fully paid-up, worldwide, and sublicensable license to BMS’ know-how and patent rights that arose from activities performed under the BMS License Agreement to develop and manufacture AGEN1777. Additionally, BMS will assign to us all regulatory registrations, applications, authorizations, and approvals that BMS holds in connection with AGEN1777. We will not incur any early termination penalties as a result of the termination. Agenus will have the right to continue development or enter a subsequent license in the future.

The foregoing summary of the material terms of the BMS License Agreement is qualified in its entirety by the complete terms and conditions of the BMS License Agreement, filed with the Securities and Exchange Commission on June 30, 2021 as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 2, 2024	By:	/s/ Christine M. Klaskin
Christine M. Klaskin, VP Finance